Exhibit 99.1

AT THE COMPANY
Denise Bernstein, Investor Relations
(800) 831-4826

CENTERLINE HOLDING COMPANY REPORTS
2011 FINANCIAL RESULTS

New York, NY – March 28, 2012 – Centerline Holding Company (OTC:CLNH) (“Centerline” or the “Company”), the parent company of Centerline Capital Group, a provider of real estate financing and asset management services to the affordable and conventional multifamily housing industry, today announced financial results for year ended December 31, 2011.

The tables below present Centerline’s Consolidated Balance Sheets as of December 31, 2011 and December 31, 2010; and the Consolidated Statements of Operations for the years then ended. For more detailed financial information, including certain non-GAAP financial measures, please access the Financial Overview Presentation available in the “Investor Relations” section of the Company’s website at www.centerline.com.

About the Company

Centerline Capital Group, a subsidiary of Centerline Holding Company (OTC:CLNH), provides real estate financing and asset management services for affordable and conventional multifamily housing. The Company offers a range of both debt financing and equity investment products as well as asset management services to developers, owners, and investors.  Founded in 1972, Centerline is headquartered in New York, New York and has several offices throughout the United States.  For more information, please visit Centerline’s website at www.centerline.com or contact the Investor Relations Department at 1-800-831-4826.

CENTERLINE HOLDING COMPANY
CONSOLIDATED BALANCE SHEETS
(in thousands)

	December 31,
	2011	2010

Assets:
Cash and cash equivalents	$95,992	$119,598
Restricted cash	16,185	13,231
Investments:
Available-for-sale	394,355	485,280
Equity method	8,794	5,635
Mortgage loans held for sale and other assets	190,192	77,287
Investments in and loans to affiliates, net	5,641	510
Intangible assets, net	8,784	9,494
Mortgage servicing rights, net	72,520	65,614
Deferred costs and other assets, net	75,791	76,686
Consolidated partnership:
Equity method investments	3,079,803	3,302,667
Land, buildings and improvements, net	460,804	567,073
Other assets	264,437	282,665
Assets of discontinued operations	--	18

Total assets	$4,673,298	$5,005,758

Liabilities:
Notes payable and other borrowings	$322,849	$231,374
Secured financing	618,163	665,875
Accounts payable, accrued expenses and other liabilities	187,230	237,804
Preferred shares of subsidiary (subject to mandatory repurchase)	55,000	55,000
Consolidated partnerships:
Notes payable	156,643	137,054
Due to tax credit property partnerships	132,246	86,642
Other liabilities	319,256	273,409

Total liabilities	1,791,387	1,687,158

Redeemable securities	6,000	12,462

Commitments and contingencies

Equity:
Centerline Holding Company total	210,751	161,304

Non-controlling interests	2,665,160	3,144,834

Total equity	2,875,911	3,306,138

Total liabilities and equity	$4,673,298	$5,005,758

CENTERLINE HOLDING COMPANY
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands except per share amounts)

	Years Ended December 31,
	2011	2010

Revenues:
Interest income	$45,069	$44,096
Fee income	43,843	33,154
Gain on sale of mortgage loans	31,452	27,962
Other	3,219	1,772
Consolidated partnerships:
Interest income	1,119	1,222
Rental income	102,523	106,350
Other	1,665	4,601
Total revenues	228,890	219,157

Expenses:
General and administrative	94,826	127,472
Recovery of losses	(52,712)	(77,908)
Interest	64,990	56,235
Interest – distributions to preferred shareholders of subsidiary	3,840	8,825
Depreciation and amortization	15,800	23,271
Write-off of goodwill	--	93,283
Loss on impairment of assets	--	75,887
Consolidated partnerships:
Interest	18,361	17,884
Loss on impairment of assets	84,023	23,350
Other expenses	202,981	225,247
Total expenses	432,109	573,546

Loss before other income	(203,219)	(354,389)

Other (loss) income:
Equity and other income, net	--	220
Gain on settlement of liabilities	8,942	25,253
Gain from repayment or sale of investments	1,457	4,070
Other losses from consolidated partnerships	(295,843)	(368,481)

Loss from continuing operations before income tax provision	(488,663)	(693,327)
Income tax benefit (provision) – continuing operations	564	(610)

Net loss from continuing operations	(488,099)	(693,937)

Discontinued operations:
Income from discontinued operations before income taxes	253	141,309
Gain on sale of discontinued operations, net	--	20,500
Income tax provision – discontinued operations	--	(531)

Net income from discontinued operations	253	161,278

Net loss	(487,846)	(532,659)

Net loss attributable to non-controlling interests	555,730	507,834

Net income (loss) attributable to Centerline Holding Company shareholders	$67,884	$(24,825)

Net income per share:
Basic
Income from continuing operations	$0.19	$0.72 (2)
Income from discontinued operations	$-- (1)	$0.24 (2)
Diluted
Income from continuing operations	$0.19	$0.72 (2)
Income from discontinued operations	$-- (1)	$0.24 (2)

Weighted average shares outstanding:
Basic	349,038	297,088
Diluted	349,038	297,802

(1)	Amount calculates to zero when rounded.
(2)
The numerator of the calculation of basic and diluted net income per share includes the effect of redeemable share conversions and a reversal of all preferred dividends in arrears upon conversion of the preferred CRA shares into Special Series A shares in March 2010.

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Certain statements in this document may constitute forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  These statements are based on management’s current expectations and beliefs and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements.  Other risks and uncertainties are detailed in Centerline Holding Company’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, and include, among others, business limitations caused by adverse changes in real estate and credit markets and general economic and business conditions; our potential inability to raise capital or access financing on acceptable terms, or at all, or to repay or restructure or our existing indebtedness; being required to redeem our our outstanding redeemable securities; our ability to generate new income sources, raise capital for investment funds and maintain business relationships with providers and users of capital; our dependence on our advisor and the services of our executive officers and other employees; changes in our business policies; possible adverse effects from potential future issuances of securities or a reverse stock split;  significant voting power held by certain shareholders; potential liabilities to shareholders resulting from our operation as a Delaware statutory trust; our ability to remain exempt from the provisions of the Investment Company Act of 1940, as amended; changes in applicable laws and regulations; our tax treatment, the tax treatment of our subsidiaries and the tax treatment of our investments; competition with other companies; risk of loss under mortgage banking loss sharing agreements; and risks associated with providing credit intermediation.  Words such as “anticipates”, “expects”, “intends”, “plans, “believes” “seeks”, “estimates” and similar expressions are intended to identify forward-looking statements.  Such forward-looking statements speak only as of the date of this document.  Centerline Holding Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Centerline Holding Company’s expectations with regard thereto or change in events, conditions, or circumstances on which any such statement is based.